UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

Corcept Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

000-50679
(Commission File Number)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive
Menlo Park, CA  94025
(Address of principal executive offices, with zip code)

(650) 327-3270
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2012, the Board of Directors, or Board, of Corcept Therapeutics Incorporated, or the Company, elected Daniel M. Bradbury to serve as a director of the Company until the next annual meeting.  Mr. Bradbury was also appointed to the Compensation Committee of the Board.  Mr. Bradbury is an independent director under the criteria established by the Nasdaq Stock Market, and qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.  A copy of the press release announcing Mr. Bradbury’s appointment to the Board is attached hereto as Exhibit 99.1.

In connection with Mr. Bradbury’s appointment as a director and member of the Compensation Committee, he will receive cash compensation in the amount of $15,000 per year in accordance with the Company’s standard practices for non-employee director compensation.  In addition, in accordance with Company practice for option grants to a new director, on October 10, 2012, Mr. Bradbury was granted an option to purchase 70,000 shares of the Company’s common stock, at an exercise price of $2.70 per share, the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. This option will vest over a 4-year period with 25% vesting on the first annual anniversary of the date of grant and the remainder vesting at the rate of 2.08334% on each monthly anniversary thereafter, until fully vested, subject to Mr. Bradbury’s continued service.  The option will expire 10 years from date of grant.

In connection with Mr. Bradbury’s appointment, Mr. Bradbury and the Company also entered into an Indemnification Agreement in the same form as has previously been entered into with the Company’s other current directors.  The Indemnification Agreement generally requires the Company to indemnify Mr. Bradbury against liabilities incurred in the performance of his duties to the Company to the maximum extent permitted by applicable law.  The foregoing description is qualified in its entirety by reference to the Company’s standard form of Indemnification Agreement, which was filed as Exhibit 10.7 to its Quarterly Report on Form 10-Q filed on November 14, 2007.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.
            99.1       Press Release of Corcept Therapeutics Incorporated dated October 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: October 16, 2012	By: /s/ G. Charles Robb G. Charles Robb Chief Financial Officer

EXHIBIT INDEX

Exhibit Number            Description

99.1                                Press Release of Corcept Therapeutics Incorporated dated October 15, 2012